PRICING SUPPLEMENT NO. 3                                        Rule 424(b)(3)
DATED: January 18, 2001                                     File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [x]  Book Entry Notes [x]
$195,000,000

Original Issue Date:          Fixed Rate Notes [  ]    Certificated Notes [  ]
1/23/2001

Maturity Date:  1/23/2002     CUSIP#: 073928SJ3

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  Daily

[  ]  Treasury Rate                      Interest Reset Period:  Daily

[  ]  LIBOR Reuters                      Interest Payment Date(s):  *

[  ]  LIBOR Telerate

[ x ] Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  6.17%            Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.83%

*On April 23rd, July 23rd, October 23rd and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.